Exhibit 99.1

           Actuant Reports Record 2007 Results, Raises 2008 Guidance

     MILWAUKEE--(BUSINESS WIRE)--Sept. 26, 2007--Actuant Corporation (NYSE: ATU) today announced record sales, earnings and cash flow for its fiscal year ended August 31, 2007.

     Highlights

     -- Fourth quarter revenues increased 20% year-over-year to $390 million. Full-year 2007 revenues were a record $1.46 billion, a 21% increase over the prior year. Core sales (total sales less the impact of foreign currency rate changes and business acquisitions) grew 6% for both the fourth quarter and the full year.

     -- 25% year-over-year increase in diluted earnings per share ("EPS"), excluding special items, to $0.99 for the fourth quarter. Record full-year EPS of $3.47, excluding special items, an increase of 20% over the comparable 2006 figure.

     -- Record full-year 2007 cash generated from operations of approximately $177 million, representing a 45% increase over the prior year.

     --   Sequential quarterly and year-over-year EBITDA margin expansion.

     -- Completed five tuck-in acquisitions during fiscal 2007, including BH Electronics in the fourth quarter, representing approximately $163 million of capital deployment.

     --   Completed $250 million Senior Notes offering in June, 2007

     Robert Arzbaecher, President and CEO of Actuant commented, "We are extremely pleased with our 2007 results, representing the 6th consecutive year of diluted earnings per share improvement in excess of 15%, excluding special items. Our team continues to execute on the Actuant business model, leveraging organic growth opportunities in our diverse, niche businesses. In addition to core growth, we acquired five businesses during the fiscal year and completed a sixth in September, strengthening our existing units. Lastly, with our strong performance in the second half of the year, we generated margin expansion and record cash flow. I am tremendously proud of what the Actuant team has achieved and equally enthusiastic about our future opportunities."

     Consolidated Results

     Fourth quarter sales increased 20% to $390 million from $325 million in the prior year, reflecting the combination of core growth, business acquisitions and the weaker US dollar. Excluding the impact of foreign currency rate changes (3%) and acquisitions (11%), core sales growth was 6%. All four business segments contributed to the core growth with the Industrial and Engineered Products segments generating double digit improvement.

     Operating margins in the fourth quarter improved 50 basis points, to 13.8% from 13.3% in the prior year, excluding restructuring charges. The increase is the result of higher gross profit margins as well as tightly controlled selling, administrative and engineering spending, partially offset by higher acquisition related amortization expense. These results reflect the Company's continuous improvement initiatives including strategic sourcing and Lean Enterprise Across Discipline (LEAD) activities, as well as volume leverage.

     Fourth quarter fiscal 2007 net earnings and EPS were $31.4 million and $1.00, respectively, compared to prior year net earnings and EPS of $25.2 million and $0.82, respectively. Fiscal 2007 fourth quarter results include a $1.1 million ($0.03 per diluted share) charge covering a portion of the Company's previously announced restructuring of its European Electrical business and a $1.6 million benefit ($0.05 per diluted share) from the utilization of a foreign tax credit. Fiscal 2006 fourth quarter results include a $4.5 million ($0.14 per diluted share) restructuring charge and a $5.4 million ($0.17 per diluted share) income tax benefit primarily related to the reversal of a tax valuation allowance for net operating losses. Excluding these items (the "special items"), fourth quarter EPS increased 25% year-over-year from $0.79 to $0.99 (see attached reconciliation of earnings).

     Sales for the year ended August 31, 2007 were $1.46 billion, 21% higher than the $1.20 billion in the comparable prior year period. Core sales increased 6% for the fiscal year, with acquisitions and foreign currency rate changes contributing 11% and 4%, respectively.

     Net earnings and EPS for the year ended August 31, 2007 were $105.0 million and $3.38, respectively, compared to prior year net earnings and EPS of $92.6 million and $3.01, respectively. Fiscal 2007 results include a $4.5 million ($0.14 per diluted share) charge related to European Electrical restructuring and a $1.6 million benefit ($0.05 per diluted share) from the utilization of a foreign tax credit. Fiscal 2006 results include a $4.5 million ($0.14 per diluted share) restructuring charge and an $8.0 million ($0.25 per diluted share) income tax benefit primarily related to the reversal of a tax valuation allowance for net operating losses. Excluding these special items, full year EPS increased 20% year-over-year from $2.90 to $3.47 (see attached reconciliation of earnings).


Segment Results
------------------------------

Industrial Segment
(US $ in millions)


                              Three Months Ended  Twelve Months Ended
                                  August 31,           August 31,
                              ------------------- --------------------
                                2007      2006      2007       2006
                              --------- --------- --------- ----------
Sales                           $119.5     $96.8    $426.6     $324.7
Operating Profit                 $34.5     $27.4    $120.2      $85.5
Operating Profit %                28.9%     28.3%     28.2%      26.3%


     Fourth quarter fiscal 2007 Industrial segment sales increased 23% to approximately $120 million. Excluding currency translation and acquisitions, Industrial segment sales grew 13% driven by continued strong global demand in both the joint integrity and high-force hydraulic tool product lines. Fourth quarter operating profit margins expanded 60 basis points to 28.9% due primarily to the benefit of higher volume and operating efficiencies.


Electrical Segment
(US $ in millions)

                              Three Months Ended  Twelve Months Ended
                                  August 31,           August 31,
                              ------------------- --------------------
                                2007      2006      2007       2006
                              --------- --------- --------- ----------
Sales                           $132.4    $111.9    $505.7     $432.5
Operating Profit (1)             $10.9      $9.6     $40.1      $41.7
Operating Profit %                 8.2%      8.6%      7.9%       9.6%

(1) Operating profit excludes European Electrical restructuring charges of $1.1 million and $5.4 million for the three and twelve months ended August 31, 2007, respectively and $4.9 million for both the three and twelve months ended August 31, 2006.


     Fiscal 2007 fourth quarter Electrical segment sales increased 18% to $132 million, reflecting 3% core sales growth, favorable foreign currency exchange rate changes and the acquisitions of Actown (August 2006) and BH Electronics (July 2007). Electrical segment operating profit margin declined from 8.6% in the fourth quarter of fiscal 2006 to 8.2% in fiscal 2007 resulting from unfavorable sales and acquisition mix. Partially offsetting this was the benefit of higher volumes, most notably in the professional electrical product line, along with the benefit of continuous improvement initiatives across the businesses. The Company is on track to substantially complete the previously announced restructuring of its European Electrical operations by the end of the second quarter of fiscal 2008.


Actuation Systems Segment
(US $ in millions)

                              Three Months Ended  Twelve Months Ended
                                  August 31,           August 31,
                              ------------------- --------------------
                                2007      2006      2007       2006
                              --------- --------- --------- ----------
Sales                           $104.4    $100.7    $419.4     $386.2
Operating Profit                  $9.6      $8.8     $37.1      $40.4
Operating Profit %                 9.2%      8.8%      8.9%      10.5%


     Actuation Systems fourth quarter fiscal 2007 sales increased 4% to $104 million. Core sales grew 1% in the quarter as increased demand for the Company's recreational vehicle ("RV") and truck actuation products outside of North America was partially offset by declines in both the automotive and North American truck markets. The decline in North American truck was anticipated due to the impact of emissions regulation changes, while automotive sales declined due to new platform launches in the prior year. Operating profit margins improved 40 basis points compared to last year due primarily to higher volumes and the benefit of profit improvement actions.


Engineered Products Segment
(US $ in millions)

                              Three Months Ended  Twelve Months Ended
                                  August 31,           August 31,
                              ------------------- --------------------
                                2007      2006      2007       2006
                              --------- --------- --------- ----------
Sales                            $33.4     $15.2    $107.0      $57.7
Operating Profit                  $5.0      $2.0     $14.5       $7.7
Operating Profit %                14.9%     13.3%     13.6%      13.4%


     Fiscal 2007 fourth quarter Engineered Products segment sales more than doubled to $33 million reflecting both 15% core sales growth and the acquisition of Maxima in December 2006. Operating profit margins improved 160 basis points to 14.9%, the highest of the year, due to favorable acquisition mix and base business expansion.

     Financial Position

     Fiscal year-end net debt (total debt of $562 million less $87 million of cash) was $475 million, a decrease of $6 million from the beginning of the quarter. Strong cash flow in the quarter more than offset the $30 million of cash used to finance the BH Electronics acquisition, $4 million of Senior Notes issuance costs and $11 million of capital expenditures.

     Actuant used approximately $163 million of cash during the 2007 fiscal year to fund acquisitions and $31 million for capital expenditures. Despite this significant capital deployment, net debt at year end was only $20 million higher than the $455 million at the beginning of the year. Actuant generated cash from operations of $177 million in fiscal 2007, approximately 45% higher than the prior year, reflecting record earnings and effective working capital management.

     Outlook

     The Company increased its fiscal year 2008 guidance to reflect the BH Electronics and TK Simplex acquisitions, as well as its current business, economic and foreign exchange rate outlooks. Full year fiscal 2008 EPS is expected to be in the range of $3.80-3.95 (excluding European Electrical restructuring charges) on sales of $1.55-1.60 billion. For the first quarter, the Company expects sales to be in the $390-400 million range, generating EPS of approximately $0.93-0.97 per diluted share. Arzbaecher commented, "Actuant's strong positions in niche markets, variable cost structure and ROIC focus, as well as end market and geographic diversification, should continue to reward shareholders in fiscal 2008."

     Conference Call Information

     An investor conference call is scheduled for 10 a.m. CDT today, September 26, 2007. Webcast information and conference call materials will be made available on the Actuant company Web site (www.actuant.com) prior to the start of the call.

     Safe Harbor Statement

     Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

     About Actuant

     Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to $1.5 billion and its market capitalization from $113 million to over $1.8 billion. The Company employs a workforce of more than 7,400 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's Web site at www.actuant.com.

     (tables follow)


                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)
                             (Unaudited)

                                               August 31,  August 31,
                                                  2007        2006
                                               ----------- -----------

ASSETS
Current assets
  Cash and cash equivalents                       $86,680     $25,659
  Accounts receivable, net                        194,775     171,262
  Inventories, net                                197,539     165,760
  Deferred income taxes                            14,827      18,796
  Other current assets                             11,459       9,448
                                               ----------- -----------
    Total current assets                          505,280     390,925

Property, plant and equipment, net                122,817      94,544
Goodwill                                          599,841     505,428
Other intangible assets, net                      260,418     210,899
Other long-term assets                             12,420      11,579
                                               ----------- -----------

    Total assets                               $1,500,776  $1,213,375
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Trade accounts payable                         $153,205    $122,164
  Accrued compensation and benefits                52,345      43,983
  Income taxes payable                             20,309      21,852
  Current maturities of long-term debt                519      18,896
  Other current liabilities                        64,449      57,499
                                               ----------- -----------
    Total current liabilities                     290,827     264,394

Long-term debt, less current maturities           561,138     461,356
Deferred income taxes                             103,589      70,184
Pension and postretirement benefit accruals        27,437      36,606
Other long-term liabilities                        17,864      17,870

Shareholders' equity
  Capital stock                                     5,535       5,460
  Additional paid-in capital                     (343,655)   (360,353)
  Accumulated other comprehensive income (loss)    12,876      (4,581)
  Stock held in trust                              (1,744)     (1,355)
  Deferred compensation liability                   1,744       1,355
  Retained earnings                               825,165     722,439
                                               ----------- -----------
    Total shareholders' equity                    499,921     362,965
                                               ----------- -----------

Total liabilities and shareholders' equity     $1,500,776  $1,213,375
                                               =========== ===========


                         Actuant Corporation
            Condensed Consolidated Statements of Earnings
           (Dollars in thousands except per share amounts)
                             (Unaudited)


                           Three Months Ended    Twelve Months Ended
                               August 31,             August 31,
                          --------------------- ----------------------
                             2007       2006       2007       2006
                          --------------------- ----------------------

Net sales                   $389,655  $324,601  $1,458,748 $1,201,158
Cost of products sold        258,437   216,530     974,654    796,653
                          --------------------- ----------------------
  Gross profit               131,218   108,071     484,094    404,505

Selling, administrative
 and engineering expenses     74,488    62,782     282,326    237,868
Restructuring charge           1,076     4,910       5,395      4,910
Amortization of intangible
 assets                        3,082     2,219      10,900      7,662
                          --------------------- ----------------------
  Operating profit            52,572    38,160     185,473    154,065

Financing costs, net           8,816     7,209      33,001     26,146
Other (income) expense,
 net                            (849)      389         782      2,070
                          --------------------- ----------------------
  Earnings from operations
   before income
  tax expense and minority
   interest                   44,605    30,562     151,690    125,849

Income tax expense            13,300     5,371      46,781     33,386
Minority interest, net of
 income taxes                    (46)      (44)        (43)      (125)
                          --------------------- ----------------------

Net earnings                 $31,351   $25,235    $104,952    $92,588
                          ===================== ======================


Earnings per share
  Basic                        $1.14     $0.93       $3.83      $3.41
  Diluted                       1.00      0.82        3.38       3.01

Weighted average common
 shares outstanding
  Basic                       27,534    27,217      27,376     27,130
  Diluted                     31,934    31,619      31,814     31,601


                         Actuant Corporation
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                               Three Months Ended  Twelve Months Ended
                                   August 31,          August 31,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Operating Activities
Net earnings                    $31,351   $25,235  $104,952   $92,588
Adjustments to reconcile net
 earnings to net cash provided
 by operating activities:
  Depreciation and
   amortization                  10,137     7,851    36,023    27,773
  Amortization of debt
   discount and debt issuance
   costs                          1,250       382     2,413     1,471
  Stock-based compensation
   expense                        1,339     1,393     5,426     5,041
  Provision for deferred
   income taxes                   4,136    (1,960)    1,734    (2,762)
  Loss/(gain) on disposal of
   assets                           (82)      733    (1,182)      458
  Changes in operating assets
   and liabilities, excluding
   the effects of the business
   acquisitions
    Accounts receivable           6,291    (5,042)   (2,261)  (27,416)
    Increase in AR
     securitization program      (7,661)    1,856     6,460     6,106
    Inventories                   4,071    (9,739)   (4,900)  (17,937)
    Prepaid expenses and other
     assets                         897      (436)   (1,024)   (2,163)
    Trade accounts payable       (4,456)    5,546    14,740    23,568
    Income taxes payable          1,520       427     5,961     6,258
    Other accrued liabilities    (1,101)    6,038     8,768     9,176
                               --------- --------- --------- ---------
Net cash provided by operating
 activities                      47,692    32,284   177,110   122,161

Investing Activities
Proceeds from sale of
 property, plant and equipment      451       898     4,570     1,487
Capital expenditures            (10,997)   (4,240)  (31,491)  (19,705)
Business acquisitions, net of
 cash acquired                  (30,387)  (23,891) (162,981) (128,767)
                               --------- --------- --------- ---------
Net cash used in investing
 activities                     (40,933)  (27,233) (189,902) (146,985)

Financing Activities
Net borrowings (repayments) on
 revolving credit facilities
 and short-term borrowings            -     1,199   (80,355)   37,680
Proceeds from term loans              -         -   155,737         -
Principal repayments on term
 loans                         (244,660)     (126) (251,737)     (126)
Proceeds from Senior Note
 offering, net of discount      249,039         -   249,039         -
Cash dividend                         -         -    (2,187)   (2,165)
Debt issuance costs              (4,401)        -    (4,599)     (355)
Cash received for stock option
 exercises                        1,659       305     1,954     2,651
Tax benefit from stock-based
 compensation                     4,087         3     4,325     2,152
                               --------- --------- --------- ---------
Net cash provided by financing
 activities                       5,724     1,381    72,177    39,837

Effect of exchange rate
 changes on cash                    494        15     1,636       290
                               --------- --------- --------- ---------
Net increase in cash and cash
 equivalents                     12,977     6,447    61,021    15,303
Cash and cash equivalents -
 beginning of period             73,703    19,212    25,659    10,356
                               --------- --------- --------- ---------
Cash and cash equivalents -
 end of period                  $86,680   $25,659   $86,680   $25,659
                               ========= ========= ========= =========


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
  (Dollars in thousands)


                                        FISCAL 2006
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------
SALES
  INDUSTRIAL SEGMENT   $75,846  $68,907  $83,131  $96,804   $324,688
  ELECTRICAL SEGMENT   105,460  105,670  109,449  111,907    432,486
  ACTUATION SYSTEMS
   SEGMENT              88,678   87,779  109,099  100,687    386,243
  ENGINEERED PRODUCTS
   SEGMENT              13,892   13,663   14,983   15,203     57,741
                      -----------------------------------------------
    TOTAL             $283,876 $276,019 $316,662 $324,601 $1,201,158
                      ===============================================

% SALES GROWTH
  INDUSTRIAL SEGMENT        81%      51%      44%      33%        49%
  ELECTRICAL SEGMENT        50%      14%       9%      11%        19%
  ACTUATION SYSTEMS
   SEGMENT                   9%       1%       9%      23%        10%
  ENGINEERED PRODUCTS
   SEGMENT                 149%      41%      15%      16%        40%
    TOTAL                   42%      17%      17%      20%        23%

OPERATING PROFIT
  INDUSTRIAL SEGMENT   $20,201  $16,595  $21,307  $27,408    $85,511
  ELECTRICAL SEGMENT    10,215   10,760   11,172    9,583     41,730
  ACTUATION SYSTEMS
   SEGMENT              10,034    9,297   12,203    8,846     40,380
  ENGINEERED PRODUCTS
   SEGMENT               1,728    1,834    2,139    2,020      7,721
  CORPORATE / GENERAL   (3,967)  (3,632)  (3,981)  (4,787)   (16,367)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $38,211  $34,854  $42,840  $43,070   $158,975
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                    -        -        -   (4,910)    (4,910)
                      -----------------------------------------------
    TOTAL              $38,211  $34,854  $42,840  $38,160   $154,065
                      ===============================================

OPERATING PROFIT %
  INDUSTRIAL SEGMENT      26.6%    24.1%    25.6%    28.3%      26.3%
  ELECTRICAL SEGMENT       9.7%    10.2%    10.2%     8.6%       9.6%
  ACTUATION SYSTEMS
   SEGMENT                11.3%    10.6%    11.2%     8.8%      10.5%
  ENGINEERED PRODUCTS
   SEGMENT                12.4%    13.4%    14.3%    13.3%      13.4%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               13.5%    12.6%    13.5%    13.3%      13.2%

EBITDA
  INDUSTRIAL SEGMENT   $21,626  $18,050  $22,752  $29,644    $92,072
  ELECTRICAL SEGMENT    11,904   12,818   12,643   11,496     48,861
  ACTUATION SYSTEMS
   SEGMENT              12,063   11,823   14,913   11,555     50,354
  ENGINEERED PRODUCTS
   SEGMENT               2,042    2,145    2,435    2,324      8,946
  CORPORATE / GENERAL   (3,601)  (3,586)  (3,881)  (4,487)   (15,555)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $44,034  $41,250  $48,862  $50,532   $184,678
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                    -        -        -   (4,910)    (4,910)
                      -----------------------------------------------
    TOTAL              $44,034  $41,250  $48,862  $45,622   $179,768
                      ===============================================

EBITDA %
  INDUSTRIAL SEGMENT      28.5%    26.2%    27.4%    30.6%      28.4%
  ELECTRICAL SEGMENT      11.3%    12.1%    11.6%    10.3%      11.3%
  ACTUATION SYSTEMS
   SEGMENT                13.6%    13.5%    13.7%    11.5%      13.0%
  ENGINEERED PRODUCTS
   SEGMENT                14.7%    15.7%    16.3%    15.3%      15.5%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               15.5%    14.9%    15.4%    15.6%      15.4%


                                        FISCAL 2007
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------
SALES
  INDUSTRIAL SEGMENT  $100,867  $93,487 $112,760 $119,494   $426,608
  ELECTRICAL SEGMENT   122,017  123,599  127,653  132,439    505,708
  ACTUATION SYSTEMS
   SEGMENT             105,654   97,656  111,768  104,367    419,445
  ENGINEERED PRODUCTS
   SEGMENT              14,445   26,278   32,909   33,355    106,987
                      -----------------------------------------------
    TOTAL             $342,983 $341,020 $385,090 $389,655 $1,458,748
                      ===============================================

% SALES GROWTH
  INDUSTRIAL SEGMENT        33%      36%      36%      23%        31%
  ELECTRICAL SEGMENT        16%      17%      17%      18%        17%
  ACTUATION SYSTEMS
   SEGMENT                  19%      11%       2%       4%         9%
  ENGINEERED PRODUCTS
   SEGMENT                   4%      92%     120%     119%        85%
    TOTAL                   21%      24%      22%      20%        21%

OPERATING PROFIT
  INDUSTRIAL SEGMENT   $28,680  $23,988  $33,004  $34,528   $120,200
  ELECTRICAL SEGMENT     9,357    9,535   10,341   10,851     40,084
  ACTUATION SYSTEMS
   SEGMENT               8,614    7,954   10,994    9,562     37,124
  ENGINEERED PRODUCTS
   SEGMENT               1,931    3,303    4,324    4,981     14,539
  CORPORATE / GENERAL   (4,944)  (4,105)  (5,756)  (6,274)   (21,079)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $43,638  $40,675  $52,907  $53,648   $190,868
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                 (109)  (3,776)    (434)  (1,076)    (5,395)
                      -----------------------------------------------
    TOTAL              $43,529  $36,899  $52,473  $52,572   $185,473
                      ===============================================

OPERATING PROFIT %
  INDUSTRIAL SEGMENT      28.4%    25.7%    29.3%    28.9%      28.2%
  ELECTRICAL SEGMENT       7.7%     7.7%     8.1%     8.2%       7.9%
  ACTUATION SYSTEMS
   SEGMENT                 8.2%     8.1%     9.8%     9.2%       8.9%
  ENGINEERED PRODUCTS
   SEGMENT                13.4%    12.6%    13.1%    14.9%      13.6%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               12.7%    11.9%    13.7%    13.8%      13.1%

EBITDA
  INDUSTRIAL SEGMENT   $31,022  $26,205  $35,428  $38,770   $131,425
  ELECTRICAL SEGMENT    11,543   11,404   12,355   13,501     48,803
  ACTUATION SYSTEMS
   SEGMENT              11,339   10,928   14,179   12,547     48,993
  ENGINEERED PRODUCTS
   SEGMENT               2,238    4,256    5,273    6,166     17,933
  CORPORATE / GENERAL   (4,844)  (4,028)  (5,823)  (6,350)   (21,045)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $51,298  $48,765  $61,412  $64,634   $226,109
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                 (109)  (3,776)    (434)  (1,076)    (5,395)
                      -----------------------------------------------
    TOTAL              $51,189  $44,989  $60,978  $63,558   $220,714
                      ===============================================

EBITDA %
  INDUSTRIAL SEGMENT      30.8%    28.0%    31.4%    32.4%      30.8%
  ELECTRICAL SEGMENT       9.5%     9.2%     9.7%    10.2%       9.7%
  ACTUATION SYSTEMS
   SEGMENT                10.7%    11.2%    12.7%    12.0%      11.7%
  ENGINEERED PRODUCTS
   SEGMENT                15.5%    16.2%    16.0%    18.5%      16.8%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               15.0%    14.3%    15.9%    16.6%      15.5%


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
  (Dollars in thousands, except for per share amounts)


                                        FISCAL 2006
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------

NET EARNINGS EXCLUDING
 RESTRUCTURING CHARGE
AND TAX ADJUSTMENTS /
 CREDITS (1)
  NET EARNINGS (GAAP
   MEASURE)            $21,268  $19,298  $26,787  $25,235    $92,588
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT             -        -        -    4,499      4,499
    TAX ADJUSTMENTS /
     CREDITS                 -        -   (2,597)  (5,374)    (7,971)
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)            $21,268  $19,298  $24,190  $24,360    $89,116
                      ===============================================

DILUTED EARNINGS PER
 SHARE EXCLUDING
 RESTRUCTURING
CHARGE AND TAX
 ADJUSTMENTS / CREDITS
 (1)
  NET EARNINGS (GAAP
   MEASURE)              $0.70    $0.63    $0.86    $0.82      $3.01
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT             -        -        -     0.14       0.14
    TAX ADJUSTMENTS /
     CREDITS                 -        -    (0.08)   (0.17)     (0.25)
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)              $0.70    $0.63    $0.78    $0.79      $2.90
                      ===============================================

EBITDA (2)
  NET EARNINGS (GAAP
   MEASURE)            $21,268   19,298   26,787   25,235    $92,588
    FINANCING COSTS,
     NET                 6,067    6,084    6,786    7,209     26,146
    INCOME TAX EXPENSE  10,220    9,159    8,636    5,371     33,386
    DEPRECIATION &
     AMORTIZATION        6,521    6,721    6,680    7,851     27,773
    MINORITY INTEREST,
     NET OF INCOME TAX     (42)     (12)     (27)     (44)      (125)
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE)          $44,034  $41,250  $48,862  $45,622   $179,768
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE                  -        -        -    4,910      4,910
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            $44,034  $41,250  $48,862  $50,532   $184,678
                      ===============================================



                                        FISCAL 2007
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------

NET EARNINGS EXCLUDING
 RESTRUCTURING CHARGE
AND TAX ADJUSTMENTS /
 CREDITS (1)
  NET EARNINGS (GAAP
   MEASURE)            $25,102   $18,919  $29,580 $31,351   $104,952
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT           109     2,926      434   1,076      4,545
    TAX ADJUSTMENTS /
     CREDITS                 -         -        -  (1,580)    (1,580)
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)            $25,211   $21,845  $30,014 $30,847   $107,917
                      ===============================================

DILUTED EARNINGS PER
 SHARE EXCLUDING
 RESTRUCTURING
CHARGE AND TAX
 ADJUSTMENTS / CREDITS
 (1)
  NET EARNINGS (GAAP
   MEASURE)              $0.81     $0.62    $0.95   $1.00      $3.38
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT             -      0.09     0.01    0.03       0.14
    TAX ADJUSTMENTS /
     CREDITS                 -         -        -   (0.05)     (0.05)
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)              $0.81     $0.71    $0.96   $0.99      $3.47
                      ===============================================

EBITDA (2)
  NET EARNINGS (GAAP
   MEASURE)            $25,102   $18,919  $29,580 $31,351   $104,952
    FINANCING COSTS,
     NET                 6,841     8,268    9,076   8,816     33,001
    INCOME TAX EXPENSE  11,379     8,956   13,146  13,300     46,781
    DEPRECIATION &
     AMORTIZATION        7,877     8,844    9,165  10,137     36,023
    MINORITY INTEREST,
     NET OF INCOME TAX     (10)        2       11     (46)       (43)
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE)          $51,189   $44,989  $60,978 $63,558   $220,714
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE                109     3,776      434   1,076      5,395
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            $51,298   $48,765  $61,412 $64,634   $226,109
                      ===============================================


(1) Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments / credits represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components do not equal diluted earnings per share excluding restructuring charges and income tax adjustments / credits due to rounding.

(2) EBITDA represents net earnings before financing costs,net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.


     CONTACT: Actuant Corporation
              Karen Bauer
              Director, Investor Relations
              262-373-7462